UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 29, 2007

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)

           Delaware                   02-69494                13-3025550
           --------                   --------                ----------
   (State or other jurisdiction      (Commission                  (IRS
         of incorporation)           File Number)          Identification No.)


             45 East Putnam Avenue, Greenwich, CT                 06830
           ----------------------------------------              -----
           (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01 Entry into a Material Definitive Agreement.

Global Gold Corporation (the "Company" or "Global Gold") has entered into an agreement with members of the Quijano family by which the Company has the option to earn a 51% interest in the Estrella del Sur Gold-Platinum project on Ipun Island in Chile and another Gold-Platinum property on Chiloe Island in Southern Chile. The mineral concessions were acquired by the joint venture partner by map staking and Ministerial approval. The agreement dated August 9, 2007, was subject to confidentiality provisions, and became effective on October 29, 2007, see Exhibit 10.3, below.

Key agreement terms for the Estrella del Sur and Chiloe projects required Global Gold to pay approximately $160,000 to cover government and license fees in exchange for an exclusive option until January 30, 2008 to review, explore, and form joint ventures on the properties. On or before January 31, 2008, at Global Gold's sole option, either or both of the properties shall be transferred to a new joint venture company (or two separate companies on the same terms). For both properties and in consideration for forming the joint venture, Global Gold shall pay 1,500,000 euros (or the Chilean peso equivalent) on the following schedule: 1. January 31, 2008, 250,000 euros; 2. July 31, 2008, 250,000 euros;
3. January 30 2009, 500,000 euros; and 4. July 31 2009, 500,000 euros.

Equity interest in the joint venture company will be 51%-49% in favor of Global Gold, and the joint venture will include 3 directors two of whom will be appointed by Global Gold. During the period until July 31, 2009, Global Gold shall conduct and finance a scoping study and prefeasibility study of each property (committing to spend up to $2,000,000 USD for such exploration activities during this period). Until January 31, 2010, Global Gold shall have the right to opt out of all payments with no further obligation, provided notification is given 30 days before any scheduled payment or expenditure. If Global Gold decides to not continue with a project, it has one year to sell its interest, providing a thirty day right of first refusal.

If either or both properties continue to production and reserves are proven by the prefeasibility and scoping studies, Global Gold's partner will be entitled to an extra share based on the following scale of 37,000,000 euros (15,000,000 for Chiloe and 22,000,000 for Ipun) for 3,700,000 commercially reasonable recoverable ounces of gold plus platinum (calculated on a gold price equivalent basis, using the monthly average of the New York COMEX price for the month in which calculations of proven reserves are made according to Canadian 43-101 standards) based on the prefeasibility and scoping studies. Payments will come as the joint venture produces gold or platinum as mutually agreed from no more than 25% of Global Gold's profit from the joint venture. Part of the payments may be in Global Gold stock on mutually agreeable terms. The economic value of any other materials besides gold or platinum shall not be calculated as part of this formula and instead will be shared according to joint venture terms. After the prefeasibility and scoping studies, each party shall carry its own share of the costs.

Item 2.01 Completion of Acquisition or Disposition.

On October 29, 2007, the Company closed its joint venture agreement with members of the Quijano family by which Global Gold assumes a 51% interest in the placer and hard rock gold Madre de Dios property in south central Chile, near Valdivia. The name of the new joint venture company is Global Gold Valdivia.

Key agreement terms for Madre De Dios include a 1,000,000 euro payment from Global Gold (paid as of October 30, 2007), and the following joint venture terms equity interests set at 51%-49% in favor of Global Gold; of the 3 directors, two (Mr. Krikorian and Dr. Ted Urquhart, Global's Vice President in Santiago) are appointed by Global Gold; Global Gold commits to finance at least one plant and mining operation within 6 months as well as a mutually agreed exploration program to establish proven reserves, if that is successful, two additional plants/operations will be financed; from the profits of the joint venture, Global Gold will pay its partner an extra share based on the following scale of 28 million euros for (a) 5 million ounces of gold produced in 5 years or (b) 5 million ounces of gold proven as reserves according to Canadian 43-101 standards in 5 years, all as described in the exhibit 10.4, below.

Item 8.01 Other Events

Consistent with the applicable confidentiality agreement terms, on October 31, 2007, the Company issued a press release announcing that the Company has closed its joint venture agreements with members of the Quijano family by which the Company has the option to earn a 51% interest in the Madre de Dios property in south central Chile, near Valdivia. Also the Company has entered option agreements to acquire 51% interests in joint ventures for the Estrella del Sur Gold-Platinum project on Ipun Island in Chile and another Gold-Platinum property on Chiloe Island in Chile with the same partner, Mr. Juan Jose Quijano Fernandez.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No. Description

    10.3 Material Contract - Madre de Dios Mining Property Joint Venture and Options for Chiloe and Ipun Island Properties Agreement dated as of August 9, 2007. (1)

    10.4 Material Contract - (Unofficial English Translation) Contractual Mining Company Agreement dated October 29, 2007.

    99.1          Press release on October 31, 2007, by Global Gold Corp.
                  Announcing The Closing of its Joint Venture Agreement in Valdivia, Chile and Optioning Two More Properties with The Same Partner in Southern Chile.


(1) Incorporated herein by reference to Exhibit 10.3 to the Company's current report on Form 8-K filed with the SEC on September 7, 2007.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: November 1, 2007                    Global Gold Corporation

                                               By:    /s/Van Z. Krikorian
                                                      ---------------------
                                               Name:  Van Z. Krikorian

                                               Title: Chairman and Chief
                                                      Executive Officer